                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                Procyte Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

        ------------------------------------------------------------------------

                               PROCYTE CORPORATION

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF PROCYTE CORPORATION:

    The Annual Meeting of the Shareholders (the "Annual Meeting") of ProCyte Corporation, a Washington corporation (the "Company") will be held on Thursday, May 15, 1997 at 3:00 p.m., Pacific Daylight Time, at the Bellevue Hilton, 100-112th Avenue NE, Bellevue, Washington, for the following purposes:

    1. To elect six directors of the Company, all of whom shall serve until the 1998 Annual Meeting of the Shareholders (and until the election and qualification of their successors);

    2. To consider and vote upon a proposal to approve amendments to the 1991 Restated Stock Option Plan for Nonemployee Directors;

    3. To consider and vote upon a proposal to approve the Company's 1996 Stock Option Plan;

    4. To transact such other business as may properly come before the meeting and all adjournments and postponements thereof.

Holders of the common stock of the Company at the close of business on March 7, 1997 are entitled to notice of and to vote upon all matters at the Annual Meeting.

You are cordially invited to attend the Annual Meeting so that we may have the opportunity to meet with you and discuss the affairs of the Company. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. A stamped, addressed envelope is enclosed for your convenience in returning your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ KAREN L. HEDINE
Karen L. Hedine
Secretary


Kirkland, Washington
April 4, 1997

                              PROCYTE CORPORATION

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 15, 1997

    This Proxy Statement is furnished by and the accompanying proxy is solicited on behalf of the Board of Directors of ProCyte Corporation, a Washington corporation (the "Company"), for use at its Annual Meeting of Shareholders to be held at the Bellevue Hilton, 100-112th Avenue NE, Bellevue, Washington on Thursday, May 15, 1997 at 3:00 p.m., Pacific Daylight Time, and at any adjournment thereof (the "Annual Meeting"). The Company's Annual Report for the year ended December 31, 1996, Notice of Annual Meeting, and a proxy accompany this Proxy Statement. The approximate date of the mailing of this Proxy Statement and proxy is April 4, 1997.

RECORD DATE AND VOTING SECURITIES

    Shareholders of record at the close of business on March 7, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting. The only voting securities of the Company are shares of common stock, $.01 par value (the "Common Stock"). Each share of Common Stock outstanding is entitled to one vote per share on any matter brought before the meeting. On March 21, 1997, the Company had outstanding 13,381,625 shares of Common Stock. Under Washington law and the Company's Articles of Incorporation, if a quorum is present at the meeting: (i) the six nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting will be elected directors, and (ii) the proposals to amend the Company's 1991 Restated Stock Option Plan for Nonemployee Directors (the "Directors Plan") and to adopt the Company's 1996 Stock Option Plan (the "1996 Plan") will be approved if the number of votes cast for such proposals exceeds the number of votes cast against such proposals.

    The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. In an uncontested election of directors, any action other than a vote for a nominee will have no effect, assuming the presence of a quorum. Abstentions and broker nonvotes will have no effect on either the proposal to amend the Directors Plan or the proposal to adopt the 1996 Plan as they will not represent votes cast for the purposes of voting on such proposals.

REVOCATION OF PROXIES

    Any proxies given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at the time or before the vote is taken at the Annual Meeting a written notice of revocation bearing a date later than the proxy; (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the vote is taken at the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice or subsequent proxy should be sent so as to be delivered to ProCyte Corporation, 12040 115th Avenue NE, Suite 210, Kirkland, WA 98034-6900, Attention:
Secretary, or should be hand delivered to the Secretary of the Company at or before the time the vote is taken at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding ownership of the Company's Common Stock on March 26, 1997 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) the executive officers named in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group. The number of shares beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose.


NAME OF BENEFICIAL OWNER                                      SHARES BENEFICIALLY OWNED(1)   % OF SHARES OUTSTANDING
------------------------------------------------------------  ----------------------------  ---------------------------
Joseph Ashley (2)                                                        521,200                          3.9%
 12040 115th Avenue NE
  Kirkland, WA 98034-6900

Jules Blake (3)                                                           43,000                            *

John F. Clifford (4)                                                      20,000                            *

Karen L. Hedine (5)                                                      170,147                          1.3%

Brian Melonakos (6)                                                       50,000                            *

Robert E. Patterson (7)                                                   25,000                            *

William M. Sullivan (3)                                                   43,000                            *

Thomas E. Tierney (8)                                                     25,000                            *

All Directors and executive officers as a group                          911,014                          6.8%
 (10 persons) (9)


------------------------

*   Less than 1%

(1) Unless otherwise indicated, each person named in the table exercises sole voting and investment power with respect to all shares beneficially owned.

(2) Includes 100,000 shares subject to options exercisable within 60 days of March 21, 1997

(3) Includes 43,000 shares subject to options exercisable within 60 days of March 21, 1997

(4) Includes 0 shares subject to options exercisable within 60 days of March 21, 1997

(5) Includes 170,147 shares subject to options exercisable within 60 days of March 21, 1997

(6) Includes 25,000 shares subject to options exercisable within 60 days of March 21, 1997

(7) Includes 25,000 shares subject to options exercisable within 60 days of March 21, 1997

(8) Includes 25,000 shares subject to options exercisable within 60 days of March 21, 1997

(9) Includes 51,667 shares subject to options exercisable within 60 days of March 21, 1997

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during 1996 all filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

                        ELECTION OF DIRECTORS
                     (Item 1 on the Proxy Card)

    The six nominees for election as directors, all of whom are members of the present Board, are Joseph Ashley, Jules Blake, John F. Clifford, Robert
E. Patterson, William M. Sullivan and Thomas E. Tierney. Their terms will continue until the 1998 Annual Meeting of the Shareholders. Certain information concerning the nominees for directors is set forth below. No circumstances are presently known which would render any nominee named herein unavailable to serve as a director. However, if any nominee becomes unable or unwilling to serve as a director, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the existing directors.

    The Board recommends that you vote FOR the nominees for directors, as set forth in Item 1 on the Proxy Card.

                               ----------------------

    Joseph Ashley, age 69, Chairman of the Board, January 1991 to present; President, Chief Executive Officer, and Treasurer, January 1987-August 1996. He served as president and chief operating officer of Genetic Systems Corporation, a biotechnology company, from 1984-1986, and in various management capacities with Beckman Instruments, Division of SmithKline Beckman Corporation, a diversified healthcare and life sciences company, from 1954-1984, including group vice president of Diagnostics, from 1981-1984. He chairs the Company's Nominating Committee. Mr. Ashley received a Certificate of Executive Management from the University of California at Los Angeles Graduate School of Business and a B.A. in Mechanical Engineering from City College, New York.

    Jules Blake, Ph.D., age 72, was elected a Director of the Company in 1991. He served as vice president of corporate scientific affairs (1987-1989) and vice president of research and development (1973-1987) for Colgate-Palmolive, a consumer products company. He has been a director of Martek Biosciences Corporation, a biotechnology company, since 1990; a director of GeneLogic, a biotechnology company, since 1996; a trustee of the Allegheny University of the Health Sciences since 1997, and is a member of the Audit Committee. Dr. Blake received his Ph.D. in Organic Chemistry and his M.S. and B.S. in Chemistry from the University of Pennsylvania.

    John F. "Jack" Clifford, age 53, joined the Company in August 1996 as President, Chief Executive Officer, a Director of the Company and Treasurer. Before joining ProCyte, Mr. Clifford was the president of Orthofix, Inc., from 1995-1996, a Dallas-area healthcare company in the managed care market. Orthofix acquired American Medical Electronics, a medical device company, of which Mr. Clifford was president and chief executive officer from 1994-1995. From 1989-1994, Mr. Clifford served as division vice president and prior to that as vice president of sales and marketing for American Cyanamid's Davis and Geck Division, in the surgical sutures market. Prior to Davis and Geck, he served from 1988-1989 as the president and chief executive officer for Lukens Medical Corporation, a medical device company, and spent twenty years in various sales and marketing positions with Johnson & Johnson, Inc., including as the vice president of marketing for that company's IOLAB Corporation from 1981-1987. Mr. Clifford holds a B.S. in economics from Villanova University and an MBA in finance from Drexel University. He has participated in the Harvard University Graduate School of Business Administration management development program.

    Robert E. Patterson, J.D., age 55, was elected a Director of the Company in 1994. He serves as a managing director of Thompson Clive, Inc., a U.K.-based venture capital firm (1983- present), and is a partner in the legal services firm of Graham & James (1972-present). Mr. Patterson currently serves on the board of several private businesses, including QuestGen Corporation, a biotechnology company. He is a member of the Compensation and Nominating Committees and has served as chairman of the Audit Committee of the Board since 1995. Mr. Patterson completed the Executive Program at the Stanford Graduate School of Business in 1986; he obtained his law degree from Stanford Law School and holds a B.A. in Physics from the University of California at Los Angeles.

    William M. Sullivan, J.D., age 62, was elected a Director of the Company in 1991. He served as chairman, president and CEO of Burroughs Wellcome Co., a pharmaceutical and consumer products company from 1981-1986 and in various other management and corporate legal positions from 1974-1980. He served as president and CEO of Sparta Pharmaceuticals, Inc., a publicly-traded development stage pharmaceutical company ("Sparta"), from 1991 to March 1996, and Sparta's chairman of the board since 1991. He served as chairman of the board, The Immune Response Corporation, a biotechnology company, from 1987-1994 and a director of that company since 1994-present; a director of BioVentures, Inc., a diagnostic company, since 1989; and a director of Research Corporation Technologies, a technology transfer company, since 1995. Mr. Sullivan is a member of the Audit and Compensation Committees. He holds a J.D. from Harvard Law School and an A.B. from the University of Notre Dame.

    Thomas E. Tierney, age 69, was elected a Director of the Company in 1996. From 1951-1988, he served in various sales, marketing and general management positions for the Kendall Company, including vice president and general manager, Hospital Products Business, group vice president, Healthcare Business, and executive vice president of Kendall Company and Group Executive, Worldwide Healthcare, until his retirement in 1988. He has been chairman of TET Associates, a healthcare consulting company, since 1998; a director of Uromed, a development-stage healthcare company, since 1996. Mr. Tierney is a member of the Nominating and Audit Committees of ProCyte's Board of Directors, and has served as chairman of the Compensation Committee since 1996. Mr. Tierney received a B.A. in General Sciences from Colgate University in 1951 and attended the Harvard Business School Advanced Management Program.

COMPENSATION OF DIRECTORS

    Directors who were not otherwise employed by the Company were paid an annual retainer fee, payable on a quarterly basis, of $12,000, plus $1,500 for each meeting attended in person through December 1996. The nonemployee directors also received $500 each for each telephonic meeting of the Board of Directors held though December 1996. Directors who are employed by the Company are not otherwise compensated for attendance at meetings of the Board or its committees. Directors are reimbursed for any expenses attendant to Board membership. Under the Directors Plan as proposed to be amended, nonemployee directors receive stock option grants to purchase 12,000 shares of Common Stock upon their initial appointment or election as a director and option grants to purchase 6,000 shares of Common Stock annually thereafter. See "Approval of Amendments to the 1991 Restated Stock Option Plan for Nonemployee Directors."

COMMITTEES AND MEETINGS OF THE BOARD

    BOARD OF DIRECTORS MEETINGS. During 1996, there were eight meetings of the Board of Directors. Each director attended at least 75% of the aggregate number of meetings of the full Board and each committee on which such Board member served.

    COMPENSATION COMMITTEE. The Company has a Compensation Committee, which has the responsibility for recommending compensation of corporate officers; reviewing annually the operation of all compensation, employment and benefit practices and salary administration procedures; acting as Plan Administrator for all of the Company's stock plans; and recommending directors' fees. The Compensation Committee consists of three nonemployee directors: Mr. Thomas Tierney (chairman), Mr. William Sullivan, and Mr. Robert Patterson. During 1996, there were eight meetings of the Compensation Committee.

    AUDIT COMMITTEE. The Audit Committee of the Board of Directors has and may exercise the following powers: to make recommendations to the Board of Directors regarding the selection of the Company's independent auditors; to review the scope, direction, timetable and schedule of audits conducted by the Company's independent auditors; to review the results of such audits; to review the Company's system of internal financial controls; and such additional powers as may be conferred upon the Audit Committee from time to time by the Board of Directors. The committee consists of four outside directors: Mr. Robert E. Patterson (chairman), Dr. Jules Blake, Mr. Thomas Tierney and Mr. William Sullivan. The committee held three meetings during fiscal year 1996.

    NOMINATING COMMITTEE. The Nominating Committee of the Board of Directors is responsible for identifying, qualifying and nominating members the Company's Board of Directors. The Nominating Committee is chaired by Mr. Joseph Ashley with members Mr. Thomas Tierney and Mr. Robert Patterson. The committee held one meeting in 1996. The Nominating Committee will consider shareholders' recommendations for director nominees which are submitted in accordance with the procedures described in the Company's Bylaws.

                             EXECUTIVE COMPENSATION

    The table set forth below provides, with respect to the Company's current and former chief executive officer and the other executive officers whose compensation (salary and bonus) in 1996 exceeded $100,000 (the "named executive officers"), information regarding compensation for each of the last three years ended December 31, 1996, 1995 and 1994.

SUMMARY COMPENSATION TABLE



                                                                                      LONG-TERM
                                          ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                        ----------------------                    SHARES UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY ($)      BONUS($)           OPTIONS(#)       COMPENSASTION($)(4)
--------------------------------------  ---------  -----------  ---------------  --------------------  -------------------
Joseph Ashley (1)                            1996     124,615              0                   0                54,000
  Chairman of the Board, President and       1995     216,655              0             150,000
  Chief Executive Officer                    1994     192,500         17,500

John F. Clifford (2)                         1996     102,151                            250,000
  President & Chief Executive Officer

Karen L. Hedine Vice President,              1996     127,622                                  0
  Business Development &                     1995     121,622                            100,000
  Administration                             1994     115,500                             10,000

C. Brian Melonakos (3)                       1996     105,300                                                   52,650
   Vice President                            1995     105,595
   Marketing                                 1994     105,179

-----------------

(1) Mr. Ashley retired from daily operations in August 1996.
(2) Mr. Clifford joined the Company as president and chief executive officer in August 1996
(3) Mr. Melonakos' employment terminated on December 16, 1996
(4) Mr. Ashley is eligible to receive approximately 50% of his annual base salery, or $107,500 for two years from termination in August 1996. Mr. Melonakos is eligible for six (6) months of continued salary through June 1997 subject to earning offsets.

    The following table sets forth certain information with respect to individual grants of stock options made during the fiscal year ended December 31, 1996, to each of the named executive officers.

OPTION GRANTS IN FISCAL 1996


                                                                                                           POTENTIAL REALIZABLE
                                                                                                                 VALUE AT
                                                                INDIVIDUAL GRANTS                          ASSUMED ANNUAL RATES
                                          --------------------------------------------------------------      OF STOCK PRICE
                                             NUMBER OF      PERCENT OF TOTAL                                 APPRECIATION FOR
                                         SHARES UNDERLYING   OPTIONS GRANTED                                   OPTION TERM (2)
                                              OPTIONS          TO EMPLOYEES       EXERCISE    EXPIRATION   ---------------------
NAME                                       GRANTED(#)(1)          IN 1996         PRICE ($)      DATE         5%         10%
---------------------------------------  -----------------  -------------------  -----------  -----------  ---------  ----------
Joseph Ashley..........................              0                   0
John Clifford..........................        250,000                  68%            2.84     8/12/2006    409,865   1,073,197
Karen Hedine...........................              0                   0
Brian Melonakos........................              0                   0

------------------------

(1) The options granted in 1996 were either incentive stock options or nonqualified stock options, have exercise prices equal to the fair market value on the date of grant, vest over a period of three years and have a term of ten years. Upon certain corporate events, as described in the Company's 1989 Restated Stock Option Plan (the "1989 Plan") and the proposed 1996 Stock Option Plan which events result in a change of control, the exercise date of all outstanding options for all employees, including executive officers, may be accelerated.

(2) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of any future stock price growth. Any such growth would benefit all shareholders.

    The following table sets forth certain information with respect to each exercise of stock options during the fiscal year ended December 31, 1996, by each of the named executive officers and the number and value of unexercised options held by each of the named executive officers as of December 31, 1996.

AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

                                     SHARES                       NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                                   ACQUIRED ON       VALUE       OPTIONS AT YEAR-END (#)     MONEY OPTIONS AT YEAR-END($)(2)
NAME                              EXERCISE (#)   REALIZED($)(1)  EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
--------------------------------  -------------  -------------   -------------------------   -------------------------------
Joseph Ashley...................            0              0          50,000/100,000                     0/0
John Clifford...................            0              0               0/250,000                     0/0
Karen Hedine....................            0              0          170,147/33,333                     0/0
Brian Melonakos.................            0              0           25,000/50,000                     0/0
David Fulle.....................       12,000         12,879                     0/0                     0/0

------------------------

(1) Value realized is based upon the market price of the underlying Common Stock on the date of grant exercise minus the exercise price.

(2) Value is based upon $2.25, the market price of the underlying Common Stock at December 31, 1996 minus the exercise price.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                              EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee" in 1996) was comprised of three of the nonemployee directors. The Committee considers and makes recommendations to the Board of Directors concerning general compensation policies and employee benefit plans, and specifically recommends salary levels and bonus or stock option awards for executive officers of the Company, including the chief executive officer. The Committee, as Plan Administrator of the Company's stock option plans, has sole authority to grant options to executive officers. The Committee's executive salary and bonus recommendations are reviewed by the Board.

    The Company applies a consistent philosophy in its compensation practices for all employees, including executive management. This philosophy is based on the premise that the achievements of the Company result from the combined efforts of all individuals working toward common objectives. The Company strives to achieve its objectives through teamwork that is focused on meeting the expectations of its shareholders. In 1996, the Company's executive officers, including the current and former chief executive officer, received compensation based on the following objectives and policies the Committee recommended on executive compensation.

OBJECTIVES AND POLICY

    The objectives of the Company's executive compensation policy are to:

     -- Provide compensation that will attract, retain and motivate experienced executive personnel;

     -- Align the interests of management and shareholders by making a substantial portion of executive compensation dependent on the success of the Company, as measured by long-term appreciation in the market price of the common stock;

     -- Balance considerations of individual achievements each year with the Company's overall performance, both financially and otherwise.

    To further the Company's executive compensation objectives, the policy provides for a combination of base salary, cash incentive bonus awards and long-term stock options.

BASE SALARY

    In order to determine its recommendations to the Board of Directors concerning the salary level for executive officers, the Committee considers published data from annual surveys of executive compensation at comparable healthcare and pharmaceutical companies. These comparable healthcare and pharmaceutical companies include some but not all of the companies included in the Nasdaq Pharmaceutical Index. Comparable companies are a Company-identified sampling of at least twenty firms, which, like the Company, have less than 100 employees, are at the same approximate stage of development, and have market valuations roughly the same as that of the Company.

    Using the survey data as a reference point, the Committee makes adjustments based on its subjective evaluation of the Company executives' individual level of experience, responsibility and performance. The Committee also takes into consideration each executive's comparability with other Company executives. The Committee gives weight to the views of the chief executive officer with respect to executive salaries other than his or her own. The Committee does not target executive officer salary levels at any specified percentile of corresponding positions at the surveyed companies. In 1996, the Company's executive compensation ranked in the lower 35th percentile of the average compensation paid to executives in similar positions as reported for the surveyed companies.


    1996 brought substantial change to the Company as management and the Board of Directors undertook the process of redirecting the Company's objectives and product focus in an effort to rebuild long-term shareholder value. To replace officers who left in 1996 as part of the Company's restructuring, three new officers were elected by the Board of Directors during the year. As a result, the only continuing officer for whom the Board took base salary action in 1996 was Ms. Hedine, who received a 5% merit raise. The Committee believes that it is important to compensate the Company's executive officers at levels competitive with those at similarly situated companies and for what it believes to be the Company's favorable long-term outlook.

BONUS PAYMENTS

    The Committee may occasionally recommend that the Board of Directors approve a one-time cash bonus to named executive officers in recognition of a specific accomplishment. As part of his accomplishment of certain specific objectives, including product launch of the Company's first two wound care products, recommending and implementing the Company's sales and marketing strategy, identifying a new product opportunity for the Company's copper peptide technology for hair restoration procedures, realizing important cost savings in securing contract manufacturing for certain components of the Company's wound care products, directing budget analysis, and initiating facility consolidation to reduce operational expenses, the Committee approved a $50,000 bonus for Mr. Clifford's performance in 1996.

STOCK OPTIONS

    The stock option program is currently the Company's long-term incentive plan for executive officers, managers and all employees. The granting of stock options is the principal means available to the Committee to align executive and shareholder long-term interests. A stock option will reward an executive only if the market price of the Common Stock appreciates over the vesting period. Options granted to executive officers generally have a ten-year term, vest over a period of three to five years, and may be exercised at a price per share equal to or no less than 85% of the market price on the date of grant. There presently are no fixed guidelines for annual grant of stock options to executive officers. Stock options are granted by the Committee based on each executive's position in the Company, previous stock option grants and potential contribution to the long-term success of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Board of Directors approved the base pay for Mr. Clifford, who joined the Company as president and chief executive officer in August 1996, at $225,000, based on the Compensation Committee's review and recommendation with regard to base pay for senior executives identified in its survey pool. The Company also agreed to pay for the relocation of Mr. Clifford and his family from Texas to Washington.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's chief executive officer and four other most highly compensated executive officers, unless that compensation is considered performance based. The compensation disclosed in this Proxy Statement does not exceed the $1 million limit, and executive compensation for 1997 is also expected to qualify for deductibility. The Company currently intends to structure the performance-based portion of its executive officers' compensation to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

    This report is submitted by the following nonemployee directors, who constitute the members of the Compensation Committee:

Thomas E. Tierney (Chairman)
Robert E. Patterson
William M. Sullivan

                      COMPARATIVE STOCK PERFORMANCE CHART

    The following graph represents the net percentage cumulative total shareholder return on the Common Stock, compared to the cumulative total return of the Nasdaq Stock Market Index (U.S.) and the Nasdaq Pharmaceutical Stocks Index for the period of five fiscal years commencing December 31, 1991 and ending December 31, 1996.

           COMPARISON OF THE CUMULATIVE TOTAL RETURN SINCE 1991 AMONG
           PROCYTE CORPORATION, THE NASDAQ STOCK MARKET INDEX (U.S.)
                   AND THE NASDAQ PHARMACEUTICAL STOCKS INDEX
                        (FISCAL YEAR ENDING DECEMBER 31)

YEAR                                                              1991        1992       1993       1994       1995      1996
-------------------------------------------------------------     -----     ---------  ---------  ---------  ---------  ---------
Nasdaq Stock Market Index (U.S.).............................       100     186.851    214.492    209.662     296.502   364.722
Nasdaq Pharmaceutical Stocks Index...........................       100     221.151    197.115    148.357     271.42    271.713
ProCyte Corporation..........................................       100     183.333    266.667     54.762      53.571    42.857

------------------------

Note: Stock price performance shown above for ProCyte Corporation is historical and not necessarily indicative of future price performance.

SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

    On August 12, 1996, the Company entered into a Change of Control Agreement with Mr. Clifford to provide compensation and benefits in the event that a change of control (as defined therein) of the Company results in his loss of employment. The term of such agreement is two years from the date of the agreement, or, if a change of control occurs during such two year period, the term is automatically extended for two years after such change of control.

    On August 12, 1996, the Company entered into a Consulting and Separation Agreement with former president and chief executive officer Mr. Joseph Ashley, whose employment with the Company terminated as of that date. Under the terms of the agreement, Mr. Ashley is to provide two years of consulting services to the Company, until August 11, 1998, in return for which he will be paid at an annual rate of $107,500 (approximately 50% of his current gross salary at termination). In addition, the Company agreed to pay Mr. Ashley for a period of up to eighteen months after his termination the cost of any health insurance benefits which he elects to continue for himself and his spouse. The stock option granted to Mr. Ashley on January 26, 1995, to purchase 150,000 shares of ProCyte Common Stock at $2.94 per share shall continue to vest and be exercisable during the term of Mr. Ashley's consulting services to the Company. Mr. Ashley was not compensated for his continuing service as the chairman of the Board of Directors in 1996, nor is he eligible to receive a retainer fee as a director.

    Under the terms and conditions of the Key Executive Severance Agreement, dated February 23, 1995, and entered into by and between Mr. Brian Melonakos, former Vice President of Marketing, whose employment with the Company terminated on December 16, 1996, Mr. Melonakos will be eligible to receive salary and healthcare benefits continuation for six months from December 21, 1996, subject to offset for other earnings.

    In February 1997, the Company entered into Severance Agreements with certain of the executive officers, which agreements provide that if the employment of any such officer is terminated other than for cause (as defined therein) or as a result of voluntary resignation for good reason within two years from the date of the agreement, the officer will be eligible to receive his or her accrued salary and benefits and salary continuation and group insurance benefits for a period of six months, in the case of Ms. Hedine, and twelve months, in the case of Mr. Clifford, at the officer's then current annual base salary for the fiscal year in which the termination occurs, subject to reduction of the salary continuation by the amount of any other earnings from other employment or personal services.

    Under the 1989 Plan and the proposed 1996 Plan, the vesting of outstanding options is accelerated upon the occurrence of certain events, including certain managers and business combinations and other changes in control of the Company (as such terms are described in each of the plans).

      APPROVAL OF AMENDMENTS TO THE 1991 RESTATED STOCK OPTION PLAN FOR
                            NONEMPLOYEE DIRECTORS
                          (Item 2 on the Proxy Card)

    On September 4, 1996, the Board of Directors of the Corporation unanimously approved an amendment to the Directors Plan, subject to shareholder approval at the Annual Meeting, which would restructure, on a prospective basis, the timing and size of the initial and subsequent grants of Common Stock subject to options which are granted to nonemployee directors under the plan. In addition, the proposed amendment provides for the grant, effective as of September 4, 1996 and subject to shareholder approval, of an option to purchase 6,000 shares to each of Dr. Blake and Mr. Sullivan in consideration for their services on the Board of Directors since September 30, 1991.

    The Board of Directors believes that the proposed amendment to the Directors Plan is necessary to attract and retain the services of experienced and knowledgeable nonemployee directors and to provide incentives for such directors to increase their proprietary interest in the Company's long-term success. The Board of Directors is responsible for overall management of the Company, and nonemployee directors provide valuable services to the Company in that capacity, particularly in the Company's long-term strategic planning. In addition, the Company's nonemployee directors provide their services in the face of a trend of increased exposure of directors of public companies to personal liability for their actions as directors. Management believes that the Company must improve the equity incentives for nonemployee directors, particularly since the nonemployee directors receive nominal compensation for their services to the Company.

    The text of the Directors Plan, as amended, is set forth as Appendix A to this Proxy Statement. The following summary of the Directors Plan is qualified in its entirety by reference to such text.

DESCRIPTION OF THE DIRECTORS PLAN, AS AMENDED

    STOCK SUBJECT TO PLAN. The Directors Plan provides for the grant of nonqualified stock options ("NSOs") to purchase up to an aggregate of 200,000 shares of Common Stock. Only directors who are not employees of the Company are eligible to participate in the Directors Plan.

    TERMS AND CONDITIONS OF STOCK OPTION GRANTS. The Directors Plan currently provides for (a) the automatic grant of an option to purchase 25,000 shares of Common Stock to a nonemployee director when he or she is initially appointed or elected to the Board (the "Old Initial Grant") and (b) additional automatic grants of options, each to purchase 18,000 shares of Common Stock, to a nonemployee director following the full vesting of any option previously granted to such director under the plan (the "Old Additional Grants" and, together with the Old Initial Grants, the "Old Grants"). The Old Grants vest in three annual installments over a three-year period beginning on the date of the first annual meeting of shareholders following the date of grant, except that, with respect to an Old Initial Grant which is made less than four months prior to the Company's next annual meeting of shareholders, the three year vesting period will not begin until the second annual meeting of shareholders following such grant.

    If the proposed amendment to the Directors Plan is approved by the shareholders at the Annual Meeting, no further Old Initial Grants or Old Additional Grants will be made, but (a) each nonemployee director initially appointed or elected to the Board after September 4, 1996 will automatically receive, on the date of appointment or election, an option to purchase 12,000 shares of Common Stock (the "New Initial Grant") and (b) each nonemployee director will automatically receive an annual grant, as of the date of the annual meeting of shareholders, of an option to purchase 6,000 shares of Common Stock (the "New Additional Grants" and, together with the New Initial Grants, the "New Grants"); provided, however, that (i) any nonemployee director who received an Old Grant will not receive a New Additional Grant until the Old Grant is fully vested and (ii) if a New Initial Grant is made less than four months prior to the Company's next annual meeting of shareholders, the director receiving such grant will not receive a New Additional Grant until the second annual meeting of shareholders following the date of the New Initial Grant. New Grants become fully vested and exercisable as of the date of the next annual meeting of shareholders following the date of grant, except that New Initial Grants made less than four months prior to the Company's next annual meeting of shareholders will not vest until the second annual meeting of shareholders following such grant.

    In addition, the proposed amendment provides for the grant, effective as of September 4, 1996, and subject to shareholder approval, of an option to purchase 6,000 shares to each of Dr. Blake and Mr. Sullivan in consideration for their service on the Board of Directors since September 30, 1991.

    All options granted under the Directors Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant. Upon exercise, payment of the option exercise price may be made in whole or in part (i) in cash, (ii) by check, (iii) in shares of Common Stock already owned for at least six months, valued at fair market value on the date of exercise, or (iv) by delivery of irrevocable instructions to a broker, in accordance with applicable regulations, to properly deliver to the Company the amount of sale or loan proceeds to pay the option exercise price and any applicable federal, state or local withholding tax obligations.

    Options granted under the Directors Plan are nontransferable except (i) by will or the laws of descent and distribution, (ii) in accordance with a domestic relations order, or (iii) by gift or other transfer to the optionee's spouse or other immediate family member or any trust, partnership or other entity in which the original optionee or his or her spouse or other immediate family member has a substantial beneficial interest.

    Options granted under the Directors Plan have ten year terms, except that, upon the death of the optionee, or if the optionee ceases to be a director of the Company, the unvested portion of any options held by such optionee terminate immediately and the vested portions of such options terminate twelve months after such death or cessation of service (or prior to such time if the option expires by its own terms).

    The federal income tax consequences to the Company and to directors granted awards under the Directors Plan will be as described under "Approval of the Company's 1996 Stock Option Plan--Federal Income Tax Consequences" for NSOs.

    The Board of Directors unanimously recommends that you vote FOR approval of the amendments to the 1991 Restated Stock Option Plan for Nonemployee Directors.

            APPROVAL OF THE COMPANY'S 1996 STOCK OPTION PLAN
                       (Item 3 on the Proxy Card)

    On July 23, 1996, the Board of Directors unanimously approved the adoption of the 1996 Plan which, subject to shareholder approval at the Annual Meeting, would make available up to 550,000 shares of Common Stock for grant to employees, officers, directors, consultants and agents of the Company. In addition, as of March 21, 1997, approximately 273,598 shares remain available for grant under the 1989 Plan. The stock options subject to the 1996 Plan represent less than 5% of the Company's issued Common Stock.

    The Board of Directors regards stock options as an important element of employee compensation, and believes the availability of shares for the grant of options will promote the interests of the Company and the shareholders by assisting the Company in attracting, retaining and rewarding the performance of its officers, managers and employees. The Board of Directors believes that existing options have contributed substantially to the successful achievement of these objectives.

    The text of the 1996 Plan is set forth as Appendix B to the Proxy Statement. The following summary of the 1996 Plan is qualified in its entirety by reference to such text.

DESCRIPTION OF THE 1996 PLAN

    1996 STOCK OPTION PLAN. The 1996 Plan authorizes the grant to selected employees, directors, officers, agents, consultants, advisors and independent contractors of the Company of incentive stock options ("ISOs") and NSOs to purchase shares of the Common Stock. As of March 21, 1997, approximately forty-six persons were eligible to participate in the 1996 Plan. Subject to adjustment from time to time as provided in the 1996 Plan, a maximum of 550,000 shares of Common Stock will be available for issuance under the 1996 Plan; no more than 150,000 shares may be made subject to options granted under the 1996 Plan to any individual in any fiscal year, except that the Company may make additional one-time grants for up to 300,000 shares to newly hired individuals.

    TERMS AND CONDITIONS OF STOCK OPTION GRANTS. The 1996 Plan is currently administered by the Compensation Committee of the Board of Directors, which determines the persons to whom options are granted, the number of shares subject to each option and the vesting schedule. Options generally vest over a three-year period from the date of grant. In addition, outstanding options vest upon the occurrence of certain events, including certain mergers and business combinations and other changes in control of the Company. Options generally are nontransferable except by will or by the laws of descent and distribution. Options granted under the 1996 Plan are typically exercisable until ten years after the date of grant (five years in the case of ISOs granted to employees who holds more than 10% of the voting power of the Common Stock). Options generally terminate within twelve months of the optionee's termination of employment with the Company or a subsidiary for reasons of death or disability and within three months of termination of the optionee's employment for any other reason. The exercise price of each ISO must be equal to or greater than the fair market value of the Common Stock on the date of grant (110% of fair market value in the case of employees who hold 10% or more of the voting power of the Common Stock) and the exercise price of each NSO must be at least 85% of the fair market value of the Common Stock on the date of grant. The exercise price may be paid to the Company in cash, by delivery of Common Stock already owned by the optionee (valued at its fair market value at the time of exercise) or by an exercise notice accompanied by irrevocable instructions to a broker to deliver the sale or loan proceeds to the Company. At the discretion of the Compensation Committee, the execrise price may be paid by a promissory note or other forms of consideration approved by the Compensation Committee.

NEW PLAN BENEFITS

    Since awards under the 1996 Plan will be discretionary, awards thereunder for 1997 are not presently determinable. For purposes of comparison, the following table contains information about awards made and benefits received during 1996 under the 1989 Plan and the 1996 Plan to each of the named executive officers and to the groups indicated. On March 21, 1997, the closing price of the Common Stock on the Nasdaq Stock Market was $2.00 per share. No options were granted under the 1989 Plan to directors or nominees for directors who are not also executive officers of the Company.

                                       NUMBER OF SHARES UNDERLYING     AVERAGE WEIGHTED EXERCISE
NAME                                       OPTIONS GRANTED(#)         PRICE OF OPTIONS GRANTED ($)
---------------------------------  ---------------------------------  ---------------------------
Joseph Ashley ...................        0
John F. Clifford.................  250,000                                          2.84
Karen L. Hedine..................        0
C. Brian Melonakos...............        0
All current executive officers as
  a group........................  250,000                                          2.84
All other employees (including
  all officers who are not
  executive officers) as a
  group..........................  152,000                                          2.93

FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. An optionee will not be deemed to receive any income at the time an ISO is granted. An optionee is not generally required to recognize any income on the exercise of an ISO if the optionee does not make a "disqualifying disposition" (defined below) and either (i) the optionee is continuously employed by the Company or its subsidiaries from the date the ISO was granted until at least three months (twelve months in the case of termination of employment because of total and permanent disability) before the date of exercise of the ISO or (ii) the optionee's employment is terminated because of death. However, the difference between the exercise price of the ISO and the fair market value of the shares acquired pursuant to the exercise is includible in calculating an optionee's alternative minimum taxable income, which may result in the optionee's being subject to liability for the alternative minimum tax in the year of exercise. If an optionee does not dispose of the shares acquired on exercise of an ISO before the later of two years after the grant of the ISO or one year after the exercise of the ISO (the "ISO holding period"), the excess of any amount received upon disposition of the shares over the option price will be long-term capital gain.

    Except in the case of certain enumerated events, if shares received upon exercise of an ISO are disposed of before the expiration of the ISO holding period, the optionee has made a "disqualifying disposition" and will be considered to have received ordinary income, taxable as compensation in the year of the disposition, equal to the excess of the fair market value of the shares at the time of exercise of the ISO over the option price. Any additional gain realized on the disposition will constitute long-term or short-term capital gain, depending on how long the stock had been held and on the holding period in effect at the time. If the amount realized on a disqualifying disposition is less that the fair market value of the shares at the time the ISO was exercised (and if the disposition is a sale or exchange with respect to which a loss, if sustained, would be recognized to the optionee), the amount of ordinary compensation income will be limited to the excess (if any) of the amount realized over the option price and no capital gain or loss will result.

    NONQUALIFIED STOCK OPTIONS. An optionee will not be deemed to receive any income at the time an NSO is granted. When an NSO is exercised, the optionee will recognize ordinary income at the time of exercise in an amount equal to the difference between the then fair market value of the shares acquired and the option price. The optionee will be subject to withholding and payroll taxes upon this income. Generally. upon a subsequent disposition of the shares, the optionee's basis for determining taxable gain or loss will be the amount paid for such shares plus the amount that was includible in the optionee's income at the time of exercise. Any gain recognized on such disposition generally will be taxed as long-term or short-term capital gain, depending on the length of time the optionee is deemed to have held the shares and the holding period in effect at the time.

    DEDUCTION TO THE COMPANY. Subject to the applicable provisions of the Code and assuming any federal income tax withholding requirements are satisfied, the Company will be entitled to a deduction for federal income tax purposes in the year and in the amount in which the employee recognizes ordinary income taxable as compensation (but not capital gain) in respect to an ISO or NSO, provided that the deduction is not otherwise disallowed under the Code.

    The Board recommends that you vote FOR the approval of the 1996 Stock Option Plan.

                              INDEPENDENT AUDITORS

    The Board of Directors has selected Deloitte & Touche LLP to serve as the Company's independent auditors for 1997. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

    Director nominations, proposals and other business which shareholders wish to present at the annual meeting in 1998 must be received by the Company no later than December 4, 1997 for inclusion in the proxy statement for such meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize Certified Mail-Return Receipt Requested.

                            SOLICITATION OF PROXIES

    The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by directors, officers and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile transmission or messenger. All of the costs of solicitation of proxies will be paid by the Company.

                                 OTHER BUSINESS

    The Board of Directors has no knowledge of any other business to be acted upon at this meeting, nor does the Board intend to bring any other business before the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

    The Company's Annual Report for fiscal year ended December 31, 1996, containing information on operations as filed with the SEC, accompanies this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
OF PROCYTE CORPORATION

/s/ KAREN L. HEDINE
Karen L. Hedine, Secretary
April 4, 1997

                                  APPENDIX A

                              PROCYTE CORPORATION

    1991 RESTATED STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

                              ARTICLE I--PURPOSE

The purpose of the ProCyte Corporation 1991 Restated Stock Option Plan for Nonemployee Directors (the "Plan") are to attract and retain the services of experienced and knowledgeable nonemployee directors of ProCyte Corporation (the "Corporation") and to provide an incentive for such directors to increase their proprietary interest in the Corporation's long-term success and progress.

                     ARTICLE II--SHARES SUBJECT TO THE PLAN

The total number of shares of common stock (the "Shares") of the Corporation for which options may be granted under the Plan is 200,000, subject to adjustment in accordance with Article IV hereof. Such Shares shall be shares presently authorized but unissued or subsequently acquired by the Corporation and shall include shares representing the unexercised portion of any option granted under the Plan which expires or terminates without being exercised in full.

                    ARTICLE III--ADMINISTRATION OF THE PLAN

The administrator of the Plan (the "Plan Administrator") shall consist of a committee appointed by the Board of Directors of the Corporation (the "Board"). Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

                     ARTICLE IV--PARTICIPATION IN THE PLAN

Each Director of the Corporation elected or appointed who is not otherwise an employee of the Corporation or any subsidiary (an "Eligible Director") shall be eligible to receive the following option grants under the Plan:

1.  Initial Grants

An option to purchase 25,000 Shares (if granted prior to September 4, 1996) or 12,000 Shares (if granted on or after September 4, 1996) (as adjusted pursuant to Article VI hereof) (an "Initial Grant") shall be granted to

(a) each Eligible Director immediately following the Board's approval of the Plan, and

(b) each Eligible Director upon the earlier of such Eligible Director's initial election or appointment.

2.  Additional and Supplemental Grants

Once an Eligible Director's Initial Grant for 25,000 Shares becomes fully vested, provided such vesting occurs prior to September 4, 1996, such Eligible Director shall automatically receive an additional grant (an "Additional Grant") of an option for the acquisition of 18,000 Shares immediately following the annual meeting of shareholders of the Corporation as specified in the Corporation's Bylaws (an "Annual Meeting") at which an option previously granted thereunder becomes fully vested.

Each Eligible Director in office on September 4, 1996 who will have continuously served as an Eligible Director for at least five years as of September 30, 1996, shall automatically receive the grant of an option to purchase 6,000 Shares (a "Supplemental Grant") on September 4, 1996.

3.  Annual Grants

Commencing with the 1997 Annual Meeting, each Eligible Director shall automatically receive an option to purchase 6,000 Shares immediately following each year's Annual Meeting (each an "Annual Grant"); provided that any Eligible Director who received an Initial Grant for 25,000 Shares, or who received an Initial Grant for 12,000 Shares within four months of an Annual Meeting, shall not receive an Annual Grant until immediately following the Annual Meeting at which such Initial Grant becomes fully vested.

                            ARTICLE V--OPTIONS TERMS

Each option granted under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

1.  Option Agreement

Each option granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Corporation and by the Eligible Director to whom such option is granted. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

2.  Option Exercise Price

The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, "fair market value" shall mean the average between the high and low sale prices quoted on the day of grant on the National Association of Securities Dealers Automated Quotation System or the closing price on the principal exchange on which such Shares are then traded.

3.  Time and Manner of Exercise of Option

Each Initial Grant for 25,000 Shares and each Additional Grant shall vest and become exercisable in accordance with the following schedule and vested portions may be exercised in full at one time or in part from time to time:


PERIOD OF OPTIONEE'S CONTINUOUS SERVICE AS A DIRECTOR WITH
   THE CORPORATION FROM THE DATE THE OPTION IS GRANTED           PORTION OF GRANT THAT IS EXERCISABLE
-----------------------------------------------------------      ------------------------------------
First Subsequent Annual Meeting After Grant................                    33-1/3%
Second Subsequent Annual Meeting After Grant...............                    66-2/3%
Third Subsequent Annual Meeting After Grant................                       100%

;provided that if such Initial Grant is made within four months of an Annual Meeting, the Initial Grant shall not begin to vest until the second subsequent Annual Meeting after grant and shall vest ratably upon the second, third and fourth subsequent Annual Meetings after grant.

Subject to shareholder approval of the Plan as amended on September 4, 1996, each Initial Grant for 12,000 Shares and each Supplemental Grant and Annual Grant shall vest and become exercisable upon the first subsequent Annual Meeting after grant; provided that if such Initial Grant is made within four months of an Annual Meeting, the Initial Grant shall vest and become exercisable upon the second Annual Meeting after grant.

If the shareholders of the Corporation fail to approve the Plan at the next Annual Meeting, all options granted hereunder shall be deemed null and void.

Any option may be exercised by giving written notice, signed by the person exercising the option, to the Corporation stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part in cash, check or (i) shares of the Common Stock of the Corporation already owned for at least six (6) months by the person exercising the option, valued at fair market value at the time of such exercise, or (ii) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to properly deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.

4. TERM OF OPTIONS

Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as follows:

(a) In the event of the death of an optionee, the unvested portion of the option granted to such optionee shall terminate immediately and the vested portion of the option granted to such optionee may be exercised only within one (1) year after the date of death of such optionee or prior to the date on which the option expires by its terms, whichever is earlier, by the estate of such optionee, or by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Corporation, or if no such designation has been made by the person or persons to whom the optionee's rights have passed, by will or the laws of descent and distribution.

(b) In the event that an optionee has ceased to be a Director of the Corporation, the unvested portion of the option granted to such optionee shall terminate immediately and the vested portion of the option granted to such optionee may be exercised by him or her only within one (1) year after the date such optionee ceased to be a Director of the Corporation or prior to the date on which the option expires by its terms, whichever is earlier.

5. TRANSFERABILITY

The right of any optionee to exercise an option granted to him or her under the Plan may not be assigned, pledged or transferred by any such optionee otherwise than (a) by will or the laws of descent and distribution, (b) in accordance with the terms of a domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or (c) by gift or other transfer to either (i) a spouse or other immediate family member or (ii) any trust, partnership or other entity in which the original optionee or such person's spouse or other immediate family member has a substantial beneficial interest; provided that any option so assigned or transferred shall be subject to all the same terms and conditions contained in the Plan. Any option granted under the Plan shall be exercisable during the lifetime of the optionee only by the optionee or a permitted transferee or assignee. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred thereby, contrary to the provisions of this Plan, or the sale or levy or any attachment or any similar process upon the rights and privileges conferred hereby, shall be null and void.

6. HOLDING PERIOD

If an individual subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") sells shares of Common Stock obtained upon the exercise of any option granted under this Plan within six (6) months after the date the option was granted, such sale may result in short-swing profit recovery under Section 16(b) of the Exchange Act.

7. PARTICIPANT'S OR SUCCESSOR'S RIGHTS AS SHAREHOLDER

Neither the recipient of an option under the Plan nor his or her successor(s) in interest shall have any rights as a shareholder of the Corporation with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

8. REGULATORY APPROVAL AND COMPLIANCE

The Corporation shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan, or record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.

                        ARTICLE VI--CAPITAL ADJUSTMENTS

The aggregate number of Shares with respect to which options may be granted under the Plan, as provided in Article II, the additional aggregate number of Shares with respect to which an option may be granted under the Plan as provided in Article IV, the number of Shares subject to each outstanding option and the price per share specified in each such option shall all be proportionally adjusted for any increases or decreases in the number of issued shares of the Corporation's common stock resulting from a subdivision or consolidation of shares or any other similar capital adjustments, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by, or a merger or consolidation of, the Corporation, or the sale of all or substantially all of the assets of, or the liquidation of, the Corporation.

                       ARTICLE VII--EXPENSES OF THE PLAN

All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation, and none of such expenses shall be charged to any optionee.

                    ARTICLE VIII--APPROVAL OF SHAREHOLDERS

The Plan shall be effective upon adoption by the Board so long as it receives any required approval by the holders of a majority of the Corporation's outstanding shares of voting capital stock at the next Annual Meeting.

                    ARTICLE IX--COMPLIANCE WITH RULE 16b-3

It is the intention of the Corporation that the Plan comply in all respects with the requirements for a "formula plan" within the meaning attributed to that term for purposes of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with such requirements, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting such requirements.

              ARTICLE X--TERMINATION AND AMENDMENT OF THE PLAN

The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan as a formula plan for purposes of Rule 16b-3 promulgated under Section 16 of the Exchange Act, no amendment may be made more than once every six months that would change the amount, price or timing of any option granted under the Plan, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided, further, that if required by any applicable law or regulation, no amendment that would

(a) materially increase the number of Shares that may be issued under the Plan, or

(b) otherwise require approval under any applicable law or regulation shall be made without the approval of the Corporation's shareholders.

Adopted by the Board of Directors on September 27, 1991 and approved by the shareholders on May 8, 1992. Plan amended and restated by the Board of Directors on February 24, 1994 and approved by the shareholders on May 10, 1994. Plan amended and restated by the Board of Directors on September 4,
1996 and approved by the shareholders on       .

                                  APPENDIX B

                              PROCYTE CORPORATION

                             1996 STOCK OPTION PLAN

                               SECTION 1. PURPOSE

    The purpose of the ProCyte Corporation 1996 Stock Option Plan (the "Plan") is to enhance the long-term shareholder value of ProCyte Corporation, a Washington corporation (the "Company"), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

                             SECTION 2. DEFINITIONS

    For purposes of the Plan, the following terms shall be defined as set forth below:

2.1 Award

"Award" means an award or grant made to a Participant pursuant to the Plan, including awards or grants of Incentive Stock Options and Nonqualified Stock Options or any combination of the foregoing.

2.2 Board

"Board" means the Board of Directors of the Company.

2.3 Cause

"Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4 Code

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5 Common Stock

"Common Stock" means the common stock of the Company.

2.6 Corporate Transaction

"Corporate Transaction" means any of the following events:

        (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 66-2/3% of the outstanding voting securities of the surviving corporation;

        (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined in Section 8.3) of the Company;

        (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or

        (d) Acquisition by a person, within the meaning of Section 3(a)(9) or of
    Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company's outstanding voting securities (whether directly or indirectly, beneficially or of record).

        Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Exchange Act.

2.7 Disability

"Disability" means "disability" as that term is defined for purposes of
Section 22(e)(3) of the Code.

2.8 Exchange Act

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.9 Fair Market Value

"Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing selling price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing selling price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.10 Good Reason

"Good Reason" means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice by the Holder:

        (a) a change in the Holder's status, title, position or responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason;

        (b) a reduction in the Holder's annual base salary;

        (c) the Successor Corporation's requiring the Holder (without the Holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

        (d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

        (e) any material breach by the Successor Corporation of its obligations to the Holder under the Plan or any substantially equivalent plan of the Successor Corporation; or

        (f) any purported termination of the Holder's employment or service for Cause by the Successor Corporation that does not comply with the terms of the Plan or any substantially equivalent plan of the Successor Corporation.


2.11 Grant Date

"Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan
Administrator as the date an Award is to be granted.

2.12 Holder

"Holder" means the Participant to whom an Award is granted or, for a Holder who has died, the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 10.

2.13 Incentive Stock Option

"Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.14 Nonqualified Stock Option

"Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.15 Option

"Option" means the right to purchase Common Stock granted under Section 7.


2.16 Participant

"Participant" means an individual who is a Holder of an Award or, as the context may require, any employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

2.17 Plan Administrator

"Plan Administrator" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

2.18 Securities Act

"Securities Act" means the Securities Act of 1933, as amended.

2.19 Subsidiary

"Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.20 Successor Corporation

"Successor Corporation" has the meaning set forth under Section 11.2.

                           SECTION 3. ADMINISTRATION

3.1 Plan Administrator

The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator for any persons subject or likely to become subject to
Section 16 under the Exchange Act the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2 Administration and Interpretation by the Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

                      SECTION 4. STOCK SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 11.1, a maximum of 550,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2 Limitations

Subject to adjustment from time to time as provided in Section 11.1, not more than 150,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one fiscal year of the Company; except that the Company may make additional one-time grants of up to 300,000 shares to newly hired Participants such limitation shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3 Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for in shares), shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

                             SECTION 5. ELIGIBILITY

    Awards may be granted under the Plan to those officers, directors and key employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

                               SECTION 6. AWARDS

6.1 Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may consist of Incentive Stock Options and/or Nonqualified Stock Options. Awards may be granted singly or in combination.

6.2 Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

                          SECTION 7. AWARDS OF OPTIONS

7.1 Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2 Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options.

7.3 Term of Options

The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4 Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

                                                                                           PERCENT
                                                                                          OF TOTAL
                  PERIOD OF HOLDER'S CONTINUOUS EMPLOYMENT OR SERVICE                      OPTION
                          WITH THE COMPANY OR ITS SUBSIDIARIES                             THAT IS
                               FROM THE OPTION GRANT DATE                                 EXERCISABLE
----------------------------------------------------------------------------------------     ---
After 1 year............................................................................        1/3
After 2 years...........................................................................        2/3
After 3 years...........................................................................        100%

Unless the Plan Administrator determines otherwise, the vesting schedule of an Option shall be adjusted proportionately to the extent the Holder works less than "full time" as that term is defined by the Plan Administrator.

To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check, or a combination of cash and/or check and one or more of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; (b) if and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; if permitted by the Plan Administrator, in its sole discretion, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Plan Administrator may determine, (c) a promissory note delivered pursuant to Section 9; or (d) such other consideration as the Plan Administrator may permit.

7.6 Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only (a) within three months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than Disability or (b) within one year if such termination is because of Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 10. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an option shall be determined by the Plan Administrator, in its sole discretion.

                 SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1 Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 10% Shareholders

If a Participant owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with
Section 422 of the Code.

8.3 Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4 Term

The term of an Incentive Stock Option shall not exceed 10 years.

8.5 Exercisability

To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract. For purposes of this Section 8.5, "total disability" shall mean a mental or physical impairment of the Participant which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

8.6 Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7 Promissory Notes

The amount of any promissory note delivered pursuant to Section 9 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

        SECTION 9. LOANS, INSTALLMENT PAYMENTS AND LOAN GUARANTEES

To assist a Holder (including a Holder who is an officer or director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a loan to the Holder by the Company, (b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a loan obtained by the grantee from a third party. The terms of any loans, installment payments or loan guarantees, including the interest rate and terms of repayment, will be subject to the Plan Administrator's discretion. Loans, installment payments and loan guarantees may be granted with or without security. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

                         SECTION 10. ASSIGNABILITY

No Award granted under the Plan may be assigned, pledged or transferred by the Holder other than by will or by the laws of descent and distribution, and during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

                          SECTION 11. ADJUSTMENTS

11.1 Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and class of securities subject to the Plan as set forth in
Section 4.1, (ii) the maximum number and class of securities that may be made subject to Awards to any individual Participant as set forth in Section 4.2, and (iii) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

11.2 Corporate Transaction

Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested, except that such acceleration will not occur, if in the opinion of the Company's accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. Such Award shall not so accelerate, however, if and to the extent that (a) such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation or (b) such Award is to be replaced with a cash incentive program of the Successor Corporation that preserves the spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability under clause (a) above shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event the Holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason.

11.3 Further Adjustment of Awards

Subject to the preceding Section 11.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.4 Limitations

The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                           SECTION 12. WITHHOLDING

The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Award. In such instances, the Plan Administrator may, in its discretion and subject to the Plan and applicable law, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

               SECTION 13. AMENDMENT AND TERMINATION OF PLAN

13.1 Amendment of Plan

The Plan may be amended by the shareholders of the Company. The Board may also amend the Plan in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the aggregate number of shares as to which Options may be granted, (b) modify the employees or class of employees eligible to receive Incentive Stock Options, or (c) otherwise require shareholder approval under any applicable law or regulation. Amendments made to the Plan which would constitute "modifications" to Incentive Stock Options outstanding on the date of such Amendments shall not be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

13.2 Termination of Plan

The Company's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan's adoption by the Board or approval by the shareholders.

13.3 Consent of Holder

The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, alter or impair any rights or obligations under any Award theretofore granted under the Plan.

                        SECTION 14. GENERAL

14.1 Award Agreements

Awards granted under the Plan shall be evidenced by a written agreement which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with the Plan.

14.2 Continued Employment or Services; Rights in Awards

None of the Plan, participation in the Plan as a Participant or any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of the Participant.

14.3 Registration; Certificates for Shares

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

14.4 No Rights as a Shareholder

No Award shall entitle the Holder to any dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

14.5 Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

14.6 No Trust or Fund

The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

14.7 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

                          SECTION 15. EFFECTIVE DATE

The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of the Company's shareholders after adoption of the Plan by the Board.

Adopted by the Board on July 23, 1996 and approved by the Company's
shareholders on       , 199 .

                  PLAN ADOPTION AND AMENDMENTS/ADJUTMENTS




         Date of
Adoption/Amendment/Adjustment       Section       Effect of Amendment     Date of Shareholder Approval
-----------------------------       -------       -------------------     ----------------------------



                                     -29

PROXY                           PROCYTE                                 PROXY
                              CORPORATION
           12040 115th Avenue NE, Suite 210, Kirkland, WA 98034-8900


This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Joseph Ashley and Jack Clifford as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of ProCyte Corporation held on record by the undersigned on March 7, 1997, at the Annual Meeting of Shareholders of ProCyte Corporation to be held on May 15, 1997, or any adjournment thereof.

1. ELECTION OF DIRECTORS (Please check one)
   / / FOR all nominees listed below   / / WITHHOLD AUTHORITY to vote for
                                           nominees indicated below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

              Joseph Ashley             Jules Blake         John F. Clifford
            Robert E. Patterson     William M. Sullivan     Thomas E. Tierney


2. APPROVAL OF THE AMENDMENTS TO THE 1991 RESTATED STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS (Please check one)

              / / FOR          / / AGAINST          / / ABSTAIN

3. APPROVAL OF THE 1996 STOCK OPTION PLAN (Please check one)

              / / FOR          / / AGAINST          / / ABSTAIN

4. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 2 and 3 and FOR all of the listed nominees for director.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                                           Date:                         , 1997
                                                 ------------------------

                                           -----------------------------------
                                                      Signature

                                           -----------------------------------
                                              Signature if held jointly

                                           PLEASE MARK, SIGN, DATE AND RETURN
                                           THIS PROXY CARD PROMPTLY, USING THE
                                           ENCLOSED ENVELOPE